UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 19, 2011
RSC HOLDINGS INC.
RSC HOLDINGS III, LLC
RSC EQUIPMENT RENTAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE DELAWARE ARIZONA (State of incorporation)	001-33485 333-144625-01 333-144625 (Commission File Number)	22-1669012 41-2218971 86-0933835 (IRS Employer Identification No.)
6929 E. Greenway Parkway, Suite 200
Scottsdale, Arizona
(Address of principal executive offices)
85254
(Zip Code)
(480) 905-3300
(Registrant’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Indenture
On January 19, 2011, RSC Equipment Rental, Inc. (“RSC”) and RSC Holdings III, LLC (“RSC III” and together with RSC, the “Issuers”), each indirect subsidiaries of RSC Holdings Inc., completed an offering of $650 million aggregate principal amount of 8 1/4% senior unsecured notes due 2021 (the “Senior Notes”). The Senior Notes were sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in accordance with Regulation S under the Securities Act.
On January 19, 2011, the Issuers and certain domestic subsidiaries of RSC III, if any, from time to time (“Subsidiary Guarantors”) entered into an indenture (the “Indenture”) with Wells Fargo Bank, National Association, as trustee (the “Trustee”), relating to the Senior Notes. The Senior Notes mature on February 1, 2021 and bear interest at a rate of 8 1/4% per year payable semi-annually in cash in arrears on February 1 and August 1 of each year, starting on August 1, 2011.
The Issuers may redeem some or all of the Senior Notes, at their option, at any time and from time to time on and after February 1, 2016, at the redemption prices (expressed as percentages of principal amount of the Senior Notes to be redeemed) set forth in the table below, plus accrued and unpaid interest, if any, to the relevant redemption date, if redeemed during the twelve-month period beginning on February 1 of the years set forth below:

Redemption Period	Price
2016	104.125%
2017	102.750%
2018	101.375%
2019 and thereafter	100.000%
At any time prior to February 1, 2016, the Senior Notes may be redeemed or purchased (by the Issuers or any other Person (as defined in the Indenture)) in whole or in part, at the Issuers’ option at a redemption price equal to 100% of the principal amount of the Senior Notes redeemed plus the Applicable Premium (as defined in the Indenture) as of, and accrued and unpaid interest, if any, to, the date of redemption or purchase (the “Redemption Date”). Upon the occurrence of certain change of control events, the Issuers must offer to repurchase the Senior Notes at a price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date. At any time and from time to time on or prior to February 1, 2014, the Issuers at their option may redeem Senior Notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Senior Notes with funds in an equal aggregate amount not exceeding the aggregate proceeds of one or more equity offerings at a redemption price (expressed as a percentage of principal amount thereof) of 108.250%, plus accrued and unpaid interest, if any, to the Redemption Date; provided, however, that if Senior Notes are redeemed, an aggregate principal amount of Senior Notes equal to at least 65% of the aggregate principal amount of Senior Notes issued under the Indenture must remain outstanding after each such redemption of Senior Notes.
The Indenture contains restrictive covenants that, among other things, limit the Issuers’ ability and the ability of their restricted subsidiaries to incur additional debt; pay dividends or distributions on their capital stock or repurchase their capital stock; make certain investments; create liens on their assets to secure debt; enter into certain transactions with affiliates; create limitations on the ability of the restricted subsidiaries to make dividends or distributions to their respective parents; merge or consolidate with another company; and transfer and sell assets.
The Indenture provides for customary events of default for unsecured notes indebtedness. If an event of default (other than a default relating to certain events of bankruptcy, insolvency or reorganization of either Issuer) occurs and is continuing under the Indenture, the Trustee by notice to the Issuers or the holders of at least 25% in principal amount of the outstanding Senior Notes by notice to the Issuers and the Trustee, may declare the principal of and accrued but unpaid interest on all the Senior Notes to be due and payable. Upon the effectiveness of such a declaration, such principal and interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of either Issuer occurs and is continuing, the principal of and accrued but unpaid interest on all the Senior Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any applicable holders. Under certain circumstances, the holders of a majority in principal amount of the outstanding Senior Notes may rescind any such acceleration with respect to the Senior Notes and its consequences.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, which is filed as Exhibit 4.1 hereto and incorporated into this report by reference.
Registration Rights Agreement
In connection with the issuance of the Senior Notes, the Issuers entered into a registration rights agreement, dated as of January 19, 2011, with the initial purchasers of the Senior Notes (the “Registration Rights Agreement”), obligating the Issuers to use their commercially reasonable efforts to file with the Securities and Exchange Commission (the “Commission”) and cause to become effective a registration statement relating to an offer to exchange the Senior Notes for new notes evidencing the same continuing indebtedness as the Senior Notes with terms substantially identical to the Senior Notes. If applicable interpretations of the staff of the Commission do not permit the Issuers to effect the exchange offer or in certain other circumstances set forth in the Registration Rights Agreement, the Issuers will be required to use their commercially reasonable efforts to make available an effective shelf registration statement relating to resales of any Senior Notes. In the event that the Issuers default on these obligations, they will be required to pay additional interest on the Senior Notes with respect to which such default exists until the default is cured.
The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 4.2 hereto and incorporated into this report by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this report with respect to the Indenture is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed with this report:

Exhibit 4.1	Indenture, dated as of January 19, 2011, by and among RSC Equipment Rental, Inc., RSC Holdings III, LLC and Wells Fargo Bank, National Association, as Trustee.

Exhibit 4.2	Registration Rights Agreement, dated as of January 19, 2011, by and among RSC Equipment Rental, Inc., RSC Holdings III, LLC and Deutsche Bank Securities Inc. and the other initial purchasers named therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSC Holdings Inc. RSC Holdings III, LLC RSC Equipment Rental, Inc.
By:	/s/ Kevin J. Groman
Name:	Kevin J. Groman
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: January 19, 2011